Exhibit 10.7.2
Execution Version

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this
“Amendment”), dated as of July 31, 2017, is entered into by and among WALTER INVESTMENT MANAGEMENT CORP., a Maryland corporation (the “Borrower”), the Persons listed on the signature pages hereto as SUBSIDIARY GUARANTORS (together with the Borrower, the “Credit Parties”), and the Lenders listed on the signature pages hereto constituting the Required Lenders.

RECITALS:

WHEREAS, the Borrower, the Lenders from time to time party thereto and Credit Suisse AG, as administrative agent and collateral agent for the Lenders under the Credit Agreement (in such capacity, the “Agent”) have entered into that certain Amended and Restated Credit Agreement, dated as of December 19, 2013 (as amended, supplemented or otherwise modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment and as the same hereafter further may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested, among other things, that the Lenders amend certain provisions of the Existing Credit Agreement. The undersigned Lenders are willing to accommodate such requests, subject to satisfaction of the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to Credit Agreement. In accordance with Section 9.08 of the Credit Agreement and effective as of the Third Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the Credit Agreement attached as Annex A hereto.

Section 3. Conditions to Effectiveness of this Agreement. This Amendment shall become effective as of the first date (the “Third Amendment Effective Date”) upon which each of the following conditions shall have been satisfied:

(i)receipt from the Credit Parties and the Lenders representing the Required Lenders of executed counterparts hereof;

(ii)the execution and effectiveness of that certain Restructuring Support Agreement, dated as of July 31, 2017 (the “RSA”), to which this Amendment is annexed as Exhibit C; and

(iii)the execution and effectiveness of that certain Waiver to Amended and Restated Credit Agreement (the “Waiver”) annexed to the RSA as Exhibit B.

Section 4. Representations of the Credit Parties. Each of the Credit Parties hereby represents and warrants to the undersigned Lenders that as of the Third Amendment Effective Date (after giving effect to this Amendment and the other transactions contemplated hereby):

(i)except as any such representations relate to, are impacted by, or with respect to the Specified Financial Statements (as defined in the Waiver), each of the representations and warranties made by any Credit Party in or pursuant to the Credit Documents is true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the Third Amendment Effective Date (except to the extent such representations and warranties are specifically made as of an earlier date, in which case such representations and warranties were true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) as of such date); and

(ii)other than the Specified Defaults (as defined in the Waiver), no Default or Event of Default exists, has occurred and is continuing or will result from the execution, delivery or performance of this Amendment.

Section 5. Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms that, (a) as amended hereby, all terms of the Credit Agreement and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of such Credit Party and
(b)it is responsible for the observance and full performance of its respective Obligations. To the extent any terms and conditions in any of the other Credit Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. For the avoidance of doubt, nothing herein shall constitute (i) a waiver of any breach, Default or Event of Default which may exist under the Credit Agreement or any other Credit Document or under applicable law or in equity or (ii) a waiver or release of, or a limitation upon, the Administrative Agent’s or any Lender’s exercise of any rights or remedies under the Credit Agreement or any other Credit Document or under applicable law or in equity, including, but not limited to, the right to institute collection or arbitration proceedings against Borrower and/or the Credit Parties and/or to exercise any right against any other person or entity not a party to the Credit Agreement, as amended by this Amendment.

Section 6. Reaffirmation of Subsidiary Guarantor Obligations. Each Subsidiary Guarantor consents to the execution and delivery by Borrower and the other Credit Parties of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Subsidiary Guaranty to which such Subsidiary Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Subsidiary Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of Borrower or any other Credit Party to the Lenders or any other obligation of Borrower or any other Credit Party, or any actions now or hereafter taken by the Administrative Agent or the Lenders with respect to any obligation of Borrower or any other Credit Party, the Subsidiary Guaranty to which such Subsidiary Guarantor is a party (a) is and shall continue to be a primary obligation of such Subsidiary Guarantor, (b) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment and (c) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Subsidiary Guarantor under the Subsidiary Guaranty to which such Subsidiary Guarantor is a party.

Section 7. Governing Law. This Amendment and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York.

Section 8. Effect of This Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 10. Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. Each Lender party hereto acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Amendment. The Lenders party hereto hereby expressly consent to the execution of this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WALTER INVESTMENT MANAGEMENT CORP., as Borrower
By:     /s/ Gary L. Tillett
    Name: Gary L. Tillett
    Title: Executive Vice President and Chief     Financial Officer

GREEN TREE CREDIT SOLUTIONS LLC, as a Subsidiary Guarantor
By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President & Treasurer

GREEN TREE INVESTMENT MANAGEMENT LLC, as a Subsidiary Guarantor
By:     /s/ Jeanetta Brown
    Name: Jeanetta Brown
    Title: Acting General Counsel & Secretary

GREEN TREE INVESTMENT HOLDINGS III LLC, as a Subsidiary Guarantor
By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President & Treasurer

[Amendment No. 3 to Credit Agreement Signature Page]

GREEN TREE INSURANCE AGENCY OF NEVADA, INC., as a Subsidiary Guarantor
By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President & Treasurer

WALTER MANAGEMENT HOLDING COMPANY LLC, as a Subsidiary Guarantor
By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President & Treasurer

GREEN TREE SERVICING CORP., as a Subsidiary Guarantor
By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President & Treasurer

DITECH FINANICAL LLC, as a Subsidiary Guarantor
By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President & Treasurer

GREEN TREE CREDIT LLC, as a Subsidiary Guarantor
By:     /s/ Kimberly Perez
    Name: Kimberly Perez
    Title: Senior Vice President & Chief Accounting     Officer

[Amendment No. 3 to Credit Agreement Signature Page]

MORTGAGE ASSET SYSTEMS, LLC, as a Subsidiary Guarantor
By:    /s/ Jeanetta Brown
    Name: Jeanetta Brown
    Title: Vice President

REO MANAGEMENT SOLUTIONS, LLC, as a Subsidiary Guarantor
By:    /s/ Jeanetta Brown
    Name: Jeanetta Brown
    Title: Vice President

REVERSE MORTGAGE SOLUTIONS, INC., as a Subsidiary Guarantor
By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President & Treasurer

WALTER REVERSE ACQUISITION LLC, as a Subsidiary Guarantor
By:    /s/ Jeanetta Brown
    Name: Jeanetta Brown
    Title: Secretary

DF INSURANCE AGENCY, as a Subsidiary Guarantor
By:     /s/ Cheryl Collins
    Name: Cheryl Collins
    Title: Senior Vice President & Treasurer

ARCHVIEW FUND L.P., ARCHVIEW MASTER FUND LTD., ARCHVIEW ERISA MASTER FUND LTD, and RAMIUS ARCHVIEW CREDIT AND DISTRESSED FUND, and ARCHVIEW CREDIT OPPORTUNITIES FUND I L.P. By Archview Investment Group LP its Investment Manager

By:     /s/ Aaron Rosen______________
Name:     Aaron Rosen
Title:    Principal

BLACK DIAMOND OFFSHORE LTD.
as Lender

By: Carlson Capital, L.P., its investment advisor

By:     /s/ Lynne B. Alpar______________
Name:     Lynne B. Alpar
Title:     Chief Financial Officer of Carlson Capital, L.P.
DOUBLE BLACK DIAMOND OFFSHORE LTD., as Lender

By: Carlson Capital, L.P., its investment advisor

By:     /s/ Lynne B. Alpar________________
Name:     Lynne B. Alpar
Title:    Chief Financial Officer of Carlson Capital, L.P.
CVP Cascade CLO-1 Ltd.

By: CVP CLO Manager LLC

By:     /s/ Brian J. Conroy__________
Name:     Brian J. Conroy
Title:     Portfolio Manager

[Amendment No. 3 to Credit Agreement Signature Page]

By: Credit Suisse Asset Management, LLC,
In its capacity as investment manager, sub-adviser or similar capacity on behalf of holders of the Term Loan B of Walter Investment Management Corp

By    /s/ David Mechlin_____________
Name:     David Mechlin
Title:     Authorized Signatory

[Amendment No. 3 to Credit Agreement Signature Page]
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By: Marathon Asset Management, LP on behalf of certain funds advised by it that are Lenders

By:     /s/ Dan Lalli______________
Name:     Dan Lalli
Title:     Authorized Signatory
Symphony Asset Management LLC in its capacity as investment manager, sub-advisor, collateral manager, or similar capacity on behalf of certain entities in their respective capacities as Lenders to Walter Investment Management Corp

By:     /s/ Judith MacDonald_________
Name:     Judith MacDonald
Title:     General Counsel

Certain Registered Investment Companies advised by Nuveen Fund Advisors, LLC and sub-advised by Symphony Asset Management LLC

By:     /s/ Judith MacDonald_________
Name:     Judith MacDonald
Title:     General Counsel
By: NEUBERGER BERMAN INVESTMENT ADVISERS LLC, AS INVESTMENT MANAGER OF FUNDS AND/OR ACCOUNTS IT MANAGES, as Lender

By:     /s/ Joseph Lynch_____________
Name:     Joseph Lynch
Title:     Managing Director
AGF FLOATING RATE INCOME FUND
BY: EATON VANCE MANAGEMENT AS PORTFOLIO MANAGER

By:     /s/ Craig P. Russ______________
Name:    Craig P. Russ
Title:     Vice President

[Amendment No. 3 to Credit Agreement Signature Page]
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EATON VANCE CDO X PLC
BY: EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Eaton Vance CLO 2014-1 Ltd.
By: Eaton Vance Management Portfolio Manager

By:     /s/ Craig P. Russ___________
Name:     Craig P. Russ
Title:     Vice President
DaVinci Reinsurance Ltd.
By: Eaton Vance Management as Investment Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Eaton Vance Loan Holding Limited
By: Eaton Vance Management as Investment Manager

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Eaton Vance Floating-Rate Income Plus Fund
By: Eaton Vance Management as Investment Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
EATON VANCE SENIOR FLOATING-RATE TRUST
BY: EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
EATON VANCE FLOATING-RATE INCOME TRUST
BY: EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Eaton Vance International (Cayman Island) Floating-Rate Income Portfolio
By: Eaton Vance Management as Investment Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President

[Amendment No. 3 to Credit Agreement Signature Page]
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EATON VANCE SENIOR INCOME TRUST
BY: EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President

[Amendment No. 3 to Credit Agreement Signature Page]
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Eaton Vance Short Duration Diversified Income Fund
By: Eaton Vance Management As Investment Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President

[Amendment No. 3 to Credit Agreement Signature Page]
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EATON VANCE INSTITUTIONAL SENIOR LOAN FUND
BY: EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
EATON VANCE LIMITED DURATION INCOME FUND
BY: EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Eaton Vance Floating Rate Portfolio
By: Boston Management and Research as Investment Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Brighthouse Funds Trust I – Brighthouse/Eaton Vance Floating Rate Portfolio
By: Eaton Vance Management as Investment Sub-Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Florida Power & Light Company
By: Eaton Vance Management as Investment Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
PACIFIC SELECT FUND FLOATING RATE LOAN PORTFOLIO
BY: EATON VANCE MANAGEMENT AS INVESTMENT SUB-ADVISOR

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Renaissance Investment Holdings Ltd
By: Eaton Vance Management as Investment Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
Columbia Funds Variable Series Trust Ii – Variable Portfolio-Eaton Vance Floating-Rate Income Fund
By: Eaton Vance Management as Investment Sub-Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
SENIOR DEBT PORTFOLIO
By: Boston Management and Research as Investment Advisor

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President
EATON VANCE VT FLOATING-RATE INCOME FUND
BY: EATON VANCE MANAGEMENT AS INVESTMENT ADVISOR

By:     /s/ Craig P. Russ______________
Name:     Craig P. Russ
Title:     Vice President

[Amendment No. 3 to Credit Agreement Signature Page]
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Adams Mill CLO Ltd.

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Collateral Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer
Associate Electric & Gas Insurance Services Limited

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer
Brookside Mill CLO Ltd.

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Collateral Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer
Christian Super

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer
Credos Floating Rate Fund LP

By: SHENKMAN CAPITAL MANAGEMENT, INC., as General Partner

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer
Jackson Mill CLO Ltd.

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Portfolio Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer
Jefferson Mill CLO, Ltd.

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Collateral Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer

[Amendment No. 3 to Credit Agreement Signature Page]
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Kentucky Retirement Systems (Shenkman – Insurance Fund Account)

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer

[Amendment No. 3 to Credit Agreement Signature Page]
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Kentucky Retirement Systems (Shenkman – Pension Account)

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer

[Amendment No. 3 to Credit Agreement Signature Page]
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Providence Health & Services Investment Trust (Bank Loans Portfolio)

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:     /s/ Justin Slatky______________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer

[Amendment No. 3 to Credit Agreement Signature Page]
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Shenkman Floating Rate High Income Fund

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:     /s/ Justin Slatky___________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer

[Amendment No. 3 to Credit Agreement Signature Page]
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Sudbury Mill CLO, Ltd.

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Collateral Manager

By:     /s/ Justin Slatky___________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer

[Amendment No. 3 to Credit Agreement Signature Page]
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Virginia College Savings Plan,.

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:     /s/ Justin Slatky___________
Name:     Justin Slatky
Title:     Executive Vice-President

[Amendment No. 3 to Credit Agreement Signature Page]
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Washington Mill CLO Ltd.

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Collateral Manager

By:     /s/ Justin Slatky___________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer

[Amendment No. 3 to Credit Agreement Signature Page]
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WM Pool – Fixed Interest Trust No. 7

By: SHENKMAN CAPITAL MANAGEMENT, INC., as Investment Manager

By:     /s/ Justin Slatky___________
Name:     Justin Slatky
Title:     Co-Chief Investment Officer

[Amendment No. 3 to Credit Agreement Signature Page]
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Ocean Trails CLO IV

By: Five Arrows Managers North America LLC as Asset Manager, as Lender

By:     /s/ Heidimarie Skor
Name:     Heidimarie Skor
Title:     Director

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Ocean Trails CLO V

By: Five Arrows Managers North America LLC as Asset Manager, as Lender , as Lender

By:     /s/ Heidimarie Skor
Name:     Heidimarie Skor
Title:     Director

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Annex A
Amendments to Credit Agreement

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ANNEX A

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of December 19, 2013 among
WALTER INVESTMENT MANAGEMENT CORP.,
as Borrower,
THE LENDERS PARTY HERETO
and
CREDIT SUISSE AG,
as Administrative Agent and Collateral Agent
CREDIT SUISSE SECURITIES (USA) LLC, MORGAN STANLEY SENIOR FUNDING, INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and BARCLAYS BANK PLC,
as Joint Bookrunners

CREDIT SUISSE SECURITIES (USA) LLC, MORGAN STANLEY SENIOR FUNDING, INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS BANK PLC,
RBS SECURITIES INC. and UBS SECURITIES LLC,
as Joint Lead Arrangers

MORGAN STANLEY SENIOR FUNDING, INC.,
as Syndication Agent

BANK OF AMERICA, N.A., BARCLAYS BANK PLC,
THE ROYAL BANK OF SCOTLAND PLC and UBS SECURITIES LLC,
as Co-Documentation Agents

#85333798v19
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Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Amend and Extend Transaction” shall mean an extension of maturity transaction described in and effected pursuant to Section 2.26.
“Amendment No. 1 Effective Date” shall mean February 23, 2016. “Amendment No. 2” shall mean Amendment No. 2 to Amended and Restated
Credit Agreement dated as of the Amendment No. 2 Effective Date among the
Borrower, the Administrative Agent, the Collateral Agent and the Lenders identified on the signature pages thereto.
“Amendment No. 2 Effective Date” shall mean August 5, 2016. “Amendment No. 3” shall mean Amendment No. 3 to Amended and Restated
Credit Agreement dated as of the Amendment No. 3 Effective Date among the Borrower and the Lenders identified on the signature pages thereto.

“Amendment No. 3 Effective Date” shall mean July 31, 2017.

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22(a).

“Applicable Excess Cash Flow Prepayment Percentage” shall mean, at any time, 50%; provided that, so long as no Default or Event of Default is in existence on the respective Excess Cash Flow Payment Date, if the Total Net Leverage Ratio (as set forth in the officer’s certificate delivered pursuant to Section 5.01(f)) for the fiscal year of the Borrower then last ended is (x) less than or equal to 2.50:1.00 but greater than 2.00:1.00, the Applicable Excess Cash Flow Prepayment Percentage shall instead be 25% and (y) less than or equal to 2.00:1.00, the Applicable Excess Cash Flow Prepayment Percentage shall instead be 0%.
“Applicable Margin” shall mean (a) with respect to any Eurodollar Loan, 3.75% per annum and (b) with respect to any ABR Loan, 2.75% per annum; provided that, solely with respect to the Revolving Credit Facility, during the period commencing on the Amendment No. 2 Effective Date and ending on (and including) January 1, 2017, the “Applicable Margin” shall mean (x) with respect to any Eurodollar Loan, 4.50% per annum and (y) with respect to any ABR Loan, 3.50% per annum.

“Asset Sale” shall mean any sale, transfer or other disposition (each, a “Disposition”) by the Borrower or any Restricted Subsidiary to any Person ~~(including by way of redemption by such Person)~~ other than to the Borrower or a Subsidiary Guarantor of any asset (including, without limitation, any capital stock or other securities of, or Equity Interest~~s~~ in, another Person)~~, but excluding (x) sales, transfers or other dispositions of assets permitted pursuant to Section 6.02 (other than~~not made in the Ordinary Course of Business; provided that no Non-Core Asset Sale or Disposition of Bulk MSR shall constitute an “Asset Sale”; provided further that any such Disposition permitted pursuant to Section 6.02(iv), Section 6.02(xiv)~~, Section 6.02(xxiii) or Section (xxv)) and (y) any other sale, transfer or disposition (for such purpose, treating any series of related sales, transfers or dispositions as a single such transaction) that generates Net Sale Proceeds of less than $250,000.~~ or Section 6.02(xxv), to the extent not constituting a Non-Core Asset Sale or Disposition of Bulk MSR, shall constitute an “Asset Sale”.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit H or such other form as shall be approved by the Administrative Agent.
“Authorized Officer” shall mean the chief executive officer, president, any vice- president, chairman, vice chairman, secretary, any assistant secretary, treasurer, any assistant treasurer, chief operating officer or chief financial officer of the Borrower.
“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.22(b)(iii).
“Auto-Reinstatement Letter of Credit” shall have the meaning assigned to such term in Section 2.22(b)(iv).
“Available Amount” shall mean, on any date (the “Determination Date”), an amount equal to:

(a)        the sum, without duplication, of (I) (x) solely for calculating the Available Amount for purposes of Section 6.03(vi) and clause (y) of Section 6.15 (except for purposes of calculating the Available Amount for payments of cash by the Borrower or any Restricted Subsidiary to a holder of Convertible Notes upon conversion or exchange of such Convertible Notes or in connection with the right of a holder of Convertible Notes to require the Borrower to repurchase such Convertible Notes in accordance with Section 6.15(y)(B)(2)), $50,000,000 and (y) solely for calculating the Available Amount for purposes of Section 6.05(xii), Section 6.05(xxii) and for purposes of calculating the Available Amount for payments of cash by the Borrower or any Restricted Subsidiary to a holder of Convertible Notes upon conversion or exchange of such Convertible Notes or in connection with the right of a holder of Convertible Notes to require the Borrower to repurchase such Convertible Notes in accordance with Section 6.15(y)(B)(2), an amount equal to the aggregate Net Equity Proceeds received by the Borrower as a result of the issuance of common stock of the Borrower on

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.
“Bulk MSR” shall mean all MSR, including the related Servicing Advances, other than Flow MSR.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event for which financial statements have been delivered to the Lenders pursuant to Section 4.02(k) or Section 5.01(b) or (c), as applicable.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures (without duplication) by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for L/C Exposure or obligations of Lenders to fund participations in respect of L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date

(d)above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

~~“Designated Non-Cash Consideration” shall mean any non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with an asset sale that is so designated as “Designated Non-Cash Consideration” pursuant to an officer’s certificate delivered to the Administrative Agent, which certificate shall set forth the Fair Market Value of such non-cash consideration and the basis for determining such Fair Market Value.~~

“Determination Date” shall have the meaning assigned to such term in the definition of “Available Amount”.

“Disposition” shall have the meaning assigned to such term in the definition of “Asset Sale”.

“Dividend” shall mean, with respect to any Person, that such Person has, directly or indirectly, declared or paid a dividend, distribution or returned any other amount with respect to any Equity Interests to its stockholders, shareholders, partners or members or authorized or made any other distribution, payment or delivery of property or cash to its stockholders, shareholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired or terminated or cancelled, directly or indirectly, for a consideration (whether in cash, securities or other property) any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of the Restricted Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other Equity Interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests).

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Dutch Auction” shall mean an auction conducted by the Borrower to purchase Term Loans as contemplated by Section 9.04(l) substantially in accordance with the procedures set forth in Exhibit L.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an

EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eligible Assignee” shall mean (a) in the case of Term Loans, (i) a Lender, (ii) an Affiliate of a Lender, (iii) a Related Fund of a Lender and (iv) any other Person (other than a natural person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing or in the case of assignments during the initial syndication of the Commitments and Loans to Persons identified in writing to the Borrower prior to the Closing Date and acceptable to the Borrower, the Borrower and (b) in the case of any assignment of a Revolving Credit Commitment, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, (iii) a Related Fund of a Revolving Credit Lender and (iv) any other Person (other than a natural person) approved by the Administrative Agent, each Issuing Bank and, unless an Event of Default has occurred and is continuing or in the case of assignments during the initial syndication of the Commitments and Loans to Persons identified in writing to the Borrower prior to the Closing Date and acceptable to the Borrower, the Borrower (each such approval not to be unreasonably withheld or delayed and, in the case of the Borrower, any such approval shall be deemed to have been given if the Borrower has not responded within five Business Days of a request for such approval); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (x) except as permitted under Section 9.04(l), the Borrower or any of the Borrower’s Affiliates ~~(it being understood and agreed that assignments to the Borrower may be made pursuant to Section 9.04(l))~~ or (y) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (y).
“Engagement Letter” shall mean the Engagement Letter dated December 2, 2013 among the Borrower, Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, RBS Securities Inc. and UBS Securities LLC.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, orders, claims, liens, notices of

Consolidated EBITDA shall be determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein.

“Flood Determination Form” shall have the meaning assigned to such term in Section 5.12(c).

“Flood Documents” shall have the meaning assigned to such term in Section 5.12(c).
“Flow MSR” shall mean all MSR that are funded or purchased by the Borrower or its Restricted Subsidiary within the prior 120 days and sold to a counterparty pursuant to a flow purchase agreement in the Ordinary Course of Business.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of the Restricted Subsidiaries primarily for the benefit of employees of the Borrower or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Subsidiary” of any Person shall mean any Subsidiary of such Person that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Percentage of the outstanding L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time.

“Government Sponsored Entity” shall mean (i) Fannie Mae, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association and
(ii)any other entity that is “sponsored”, chartered or controlled by the federal government of the United States.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, Government Sponsored Entity or other entity exercising executive, legislative,

Barclays Bank PLC, RBS Securities Inc. and UBS Securities LLC, each in their capacity as joint lead arrangers of the Credit Facilities.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Legacy Business” shall mean businesses related to non-Government Sponsored Entity or non-Ginnie Mae mortgage loans or MSR (other than the RMS Business).

“Lenders” shall mean (a) the Persons listed on Schedule 1.01(a) and (b) any Person that has become a party hereto pursuant to an Additional Credit Extension Amendment or Assignment and Acceptance, other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance.
“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.22.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Credit Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such British Bankers’ Association Interest Settlement Rates) for deposits in Dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association (or any successor or substitute agency) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien (statutory or other),

“MSR Facility” shall mean any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender (including, without limitation, Fannie Mae or any other Government Sponsored Entity) or purchaser, in each case, exclusively to finance or refinance the purchase or origination by the Borrower or a Restricted Subsidiary of MSRs originated or purchased by the Borrower or any Restricted Subsidiary.

“MSR Facility Trust” shall mean any Person (whether or not a Restricted Subsidiary of the Borrower) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs originated or purchased by, and/or contributed to, such Person from the Borrower or any Restricted Subsidiary or (ii) notes and securities are backed by specified MSRs purchased by, and/or contributed to, such Person from the Borrower or any Restricted Subsidiary.

“MSR Indebtedness” shall mean Indebtedness in connection with an MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.
“MSR Lender” shall mean a third party financing source (including, without limitation, Fannie Mae) which provides financing to the Borrower or a Restricted Subsidiary the proceeds of which are used exclusively to purchase MSR relating to Residential Mortgage Loans.

“MSR Outside Date” means the date that is the earlier of (A) 120 days following the Effective Date (as defined in the RSA) and (B) February 15, 2018.

“Multiemployer Plan” shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate currently makes or is obligated to make contributions or to which the Borrower or any ERISA Affiliate has made or was obligated, within the preceding six years, to make contributions.
“NAIC” shall mean the National Association of Insurance Commissioners. “Net Cash Proceeds” shall mean, for any event requiring a repayment of Term
Loans pursuant to Section 2.13(b) or (e), as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event and, in the case of a Recovery Event, net of the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness secured by the Security Documents, Permitted External Refinancing Debt, Permitted Incremental Equivalent Debt and any Permitted Refinancing thereof) which is secured by the respective property or assets destroyed, damaged, taken or otherwise underlying such Recovery Event.
“Net Equity Proceeds” shall mean, with respect to each capital contribution to any Person or sale or issuance by any Person of its Equity Interests, the cash proceeds received by such Person therefrom net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary discounts and commissions and reasonable legal, advisory and other fees and expenses associated therewith).

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of, to the extent that such payment of unassumed liabilities is required by law, rule, regulation or contract and is actually paid at the time of, or within ~~30~~90 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness secured by the Security Documents, Permitted External Refinancing Debt, Permitted Incremental Equivalent Debt and any Permitted Refinancing thereof) which is secured by the respective assets which were sold or otherwise disposed of, ~~and~~ (iv) the estimated net marginal increase in income taxes which will be payable by the Borrower’s consolidated group or any Restricted Subsidiary with respect to the fiscal year of the Borrower in which the sale or other disposition occurs as a result of such sale or other disposition (the “Net Tax Amount”), provided that, after filing the Borrower’s tax return for the applicable year, the Borrower shall promptly determine in good faith whether such estimated Net Tax Amount exceeds the actual Net Tax Amount reflected on Borrower’s tax return for the applicable year (as originally filed and without regard to any subsequent amendments to such tax return), and any such difference between the estimated Net Tax Amount and actual Net Tax Amount shall be treated as additional gross cash proceeds and (v) with respect to any Disposition of MSR for which “subservicer” rights are retained, Servicing Advances receivables with respect to such Servicing Advances required to be made as subservicer under the related subservicing agreement as estimated by the Borrower acting in good faith; provided, further, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the Borrower delivers to the Administrative Agent a certificate signed by an Authorized Officer of the Borrower as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than 12 months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Borrower or any Restricted Subsidiary shall constitute Net

Sale Proceeds on such date received by the Borrower and/or any Restricted Subsidiary from such sale or other disposition.

“Net Tax Amount” shall have the meaning assigned to such term in the definition of “Net Sale Proceeds”.

“NFIP” shall have the meaning assigned to such term in Section 5.12(c).

“Non-Core Asset Sales” shall mean any sale of (a) the RMS Business, (b) Legacy Businesses, with Net Sale Proceeds in the aggregate in excess of $10,000,000 for the term of this Agreement; provided that sales for less than zero shall be treated as zero for purposes of such threshold, (c) the equity interests of any Subsidiary that is not a Subsidiary Guarantor and (d) Residual Interests.

“Non-Credit Party Investment Amount” shall mean, at any time, an amount equal to $50,000,000 minus the aggregate amount of all Investments made after the Closing Date in reliance on Section 6.05(iii), Section 6.05(ix)(C) or clause (A) of the second proviso of Section 6.05(xii).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.22(b)(iii).

“Non-Recourse Entities” shall mean, collectively, each Non-Recourse Servicer Advance Debt Entity, each Non-Recourse Warehouse Debt Entity and each Securitization Entity.

“Non-Recourse Indebtedness” shall mean, with respect to any specified Person or any of its Subsidiaries, Indebtedness that is specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes).

“Non-Recourse Servicer Advance Debt Entity” shall mean any special purpose bankruptcy remote Restricted Subsidiary of the Borrower that is exclusively engaged in making Servicing Advances and the incurrence of Permitted Servicing

Advance Facility Indebtedness that constitutes Non-Recourse Indebtedness in connection therewith and activities relating directly thereto.

“Non-Recourse Warehouse Debt Entity” shall mean any special purpose bankruptcy remote Restricted Subsidiary of the Borrower that is exclusively engaged in the origination of residential mortgage loans and the incurrence of Permitted Warehouse Indebtedness that constitutes Non-Recourse Indebtedness in connection therewith and activities relating directly thereto.

“Non-Reinstatement Deadline” shall have the meaning assigned to such term in Section 2.22(b)(iv).

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Notes” shall mean any promissory notes issued from time to time pursuant to Section 2.04(e).

“Obligations” shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding (or which would accrue but for the operation of applicable bankruptcy or insolvency laws) at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding), penalties, fees, expenses, indemnifications, reimbursements (including L/C Disbursements with respect to Letters of Credit), damages and other liabilities, and guarantees of the foregoing amounts.
“OFAC” shall have the meaning assigned to such term in Section 3.22(a). “Ordinary Course of Business” shall mean the ordinary course of business (i)
as conducted by similarly situated residential loan and mortgage finance businesses in good faith in a manner consistent with customary market practice for the industries in which the Borrower and its Subsidiaries operate or (ii) as conducted by the Borrower and its Subsidiaries in good faith and consistent with past practice with respect to the scope of its normal business operations; provided that (x) with respect to Residential Mortgage Loans, in order for a Disposition thereof to have been made in the “Ordinary Course of Business”, at the time of such Disposition, (I) the Borrower and its Restricted Subsidiaries shall not have exited or taken a substantial step toward exiting the business or a significant part of the business of the origination of Residential Mortgage Loans and (II) such Disposition is consistent with the past practices of the Borrower and its Restricted Subsidiaries in terms of transaction size, type and structure. and (y) with respect to Ginnie Mae buyout loans, in order for a Disposition thereof to have been made in the “Ordinary Course of Business,” the Borrower and its Restricted Subsidiaries shall reinvest the Net Sale Proceeds thereof in Ginnie Mae buyout loans within six months of the consummation of such Disposition.

(b)    such refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the refinanced Indebtedness;

(c)    the terms of such refinancing Indebtedness (including as to collateral), taken as a whole (as reasonably determined by the Borrower), are not more restrictive to the Credit Parties than the refinanced Indebtedness (other than with respect to interest rates, fees, premiums and no call periods);

(d)    no person, other than a Credit Party, shall be an obligor in respect of such refinancing Indebtedness;

(e)    if the refinanced Indebtedness is subordinated in right of payment or in lien priority to the Obligations, the refinancing Indebtedness shall be subordinated in right of payment or in lien priority, as applicable, to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the refinanced Indebtedness; ~~and~~

(f)    no Default or Event shall have occurred and be continuing at the time of such exchange, refinancing, renewal, replacement, defeasance, discharge or refunding~~.~~; and

(g)    if such refinanced Indebtedness is secured, the refinancing Indebtedness with respect thereto may only be secured if and to the extent secured by the same assets that secured such refinanced Indebtedness.

“Permitted Residual Indebtedness” shall mean any Indebtedness of the Borrower or any Restricted Subsidiary under a Residual Funding Facility; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Borrower or any Restricted Subsidiary to satisfy claims with respect to such Permitted Residual Indebtedness (excluding pursuant to customary carve-out matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence, assumption, or sufferance or permission to exist of Indebtedness subject to Section 6.04 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness).
“Permitted Securitization Indebtedness ” shall mean Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase or origination of any receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Borrower and its Restricted Subsidiaries from the applicable Securitization Entity and (ii) the excess

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure.

“Revolving Credit Facility” shall mean the Revolving Credit Commitments and the extensions of credit made thereunder.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean the day that is five years after the Closing Date; provided that if such day is not a Business Day, the Revolving Credit Maturity Date shall be the immediately preceding Business Day.

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b).

“RMS Business” means the reverse mortgage business of the Borrower and its Restricted Subsidiaries and the assets and liabilities related thereto including reverse subservicing.

“RSA” shall mean that certain Restructuring Support Agreement, dated as of July 31, 2017, among the Borrower and the Lenders party thereto.
“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto. “SEC” shall have the meaning assigned to such term in Section 5.01(h).

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization” shall mean a public or private transfer, sale or financing of (i) Servicing Advances, (ii) mortgage loans, (iii) installment contracts and/or (iv) other loans and related assets (clauses (i) – (iv) above, collectively, the “Securitization Assets”) by which the Borrower or any Restricted Subsidiary directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Servicing Advances or mortgage loans to a Securitization Entity or a Government Sponsored Entity (including a Securitization Entity established by such Government Sponsored Entity).

“Securitization Assets” has the meaning specified in the definition of “Securitization.”

“Securitization Entity” shall mean (i) any Person (whether or not a Restricted Subsidiary of the Borrower) established for the purpose of issuing asset-backed or

Section 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and replace or cause to be canceled or Cash Collateralized (or make other arrangements satisfactory to the Administrative Agent and each Issuing Bank with respect to) all outstanding Letters of Credit issued by such Issuing Bank. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings and, after the Revolving Credit Borrowings shall have been repaid or prepaid in full, replace or cause to be canceled or Cash Collateralized (or make other arrangements satisfactory to the Administrative Agent and each Issuing Bank with respect to) Letters of Credit issued by such Issuing Bank in an amount sufficient to eliminate such excess.
(b)    In addition to any other mandatory repayments pursuant to this Section 2.13, on each date on or after the Closing Date upon which the Borrower or any Restricted Subsidiary receives any cash proceeds from any issuance or incurrence by the Borrower or any Restricted Subsidiary of Indebtedness for borrowed money (other than Indebtedness permitted to be incurred pursuant to Section 6.04, other than Permitted External Refinancing Indebtedness and Refinancing Term Loans), an amount equal to 100% of the Net Cash Proceeds of the respective issuance or incurrence of such Indebtedness shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 2.13(g).
(c)        ~~In~~Unless otherwise agreed by the Required Lenders, in addition to any other mandatory repayments pursuant to this Section 2.13, on each date on or after the ~~Closing~~Amendment No. 3 Effective Date upon which the Borrower or any Restricted Subsidiary receives (other than in connection with any Disposition to the Borrower or a Subsidiary Guarantor) any cash proceeds from (i) any Non-Core Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 2.13(g)~~; provided, however, that with respect to any Net Sale Proceeds received by the Borrower or the Restricted Subsidiaries from an Asset Sale permitted hereunder (other than in connection with an Asset Sale pursuant to Section 6.02(xiv)~~, (ii) any Disposition of (A) any Bulk MSR (other than any such Disposition required by the following clause (iii) hereof) and/or (B) any Asset Sale, in each case, in an amount equal to 80% of the Net Sale Proceeds ~~of which~~therefrom shall be applied ~~as provided in this Section 2.13(c) without regard to this proviso or the following proviso), such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent setting forth the Borrower’s or such Restricted Subsidiary’s intention to reinvest such Net Sale Proceeds as permitted pursuant to this proviso and such Net Sale Proceeds shall be reinvested (or contractually committed to be reinvested pursuant to a written binding agreement with a Person that is not an Affiliate of the Borrower or any Restricted Subsidiary) in the businesses permitted of the Borrower and its Restricted Subsidiaries pursuant to Section 6.13 within 365 days following the date of such Asset Sale, and provided further, that (I) if all or any~~

~~portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 2.13(c) are not so reinvested (or contractually committed to be so reinvested) within such 365-day period (or such earlier date, if any, as the Borrower or the relevant Restricted Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 2.13(c) without regard to the immediately preceding proviso period and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 365-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be reinvested and then either (A) subsequent to such date such contract is terminated or expires without such portion being so reinvested or (B) such contractually committed portion is not so reinvested within 180 days after the date of such commitment, such remaining portion, in the case of either of preceding clause (A) or (B), shall be applied as a mandatory repayment as provided above in this Section 2.13(c) without regard to the immediately preceding proviso.~~on such date as a mandatory repayment in accordance with the requirements of Section 2.13(g), or (iii) any Disposition on or prior to the MSR Outside Date of Government Sponsored Entity- related Bulk MSR, an amount equal to the sum of (A) 80% of the gross proceeds therefrom (excluding the proceeds of the Disposition of any related Servicing Advances) and (B) 80% of the Net Sale Proceeds of the Servicing Advances related to the Bulk MSR subject to such Disposition shall be applied on such date as a mandatory repayment in accordance with the requirements of Section 2.13(g); provided, that, to the extent the amount of prepayments made pursuant to the foregoing clause (iii)(A) on or after the Amendment No. 3 Effective Date and on or prior to the MSR Outside Date is less than $100,000,000 in the aggregate, an amount equal to the difference between $100,000,000 and the amounts so prepaid during such period shall be applied on the MSR Outside Date as a mandatory repayment in accordance with the requirements of Section 2.13(g).
(d)    In addition to any other mandatory repayments pursuant to this Section 2.13, on each Excess Cash Flow Payment Date, an amount equal to the remainder of (if positive) (i) the Applicable Excess Cash Flow Prepayment Percentage of the Excess Cash Flow for the related Excess Cash Flow Payment Period minus (ii) the aggregate amount of principal prepayments of Loans to the extent (and only to the extent) that such prepayments were made as a voluntary prepayment pursuant to Section 2.12(a) other than with proceeds of asset sales (other than from sales of inventory in the ordinary course of business), sales or issuances of Equity Interests, capital contributions, insurance or condemnation events or Indebtedness or other proceeds that would not be included in Adjusted Consolidated Net Income or utilizing the Available Amount (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Credit Commitment in an amount equal to such prepayment) during the relevant Excess Cash Flow Payment Period minus (iii) the face value of Term Loans assigned to or purchased by the Borrower pursuant to Section 9.04(l) during the relevant Excess Cash Flow Payment Period, shall be applied

(xxi)    Liens on Servicing Advances (and/or reimbursement rights therefor), Residential Mortgage Loans or MSR and any intangible contract rights and other accounts, documents, records and property directly related to the foregoing assets and any proceeds thereof, in each case that are the subject of an Excess Spread Sale entered into in the ordinary course of business securing obligations under such Excess Spread Sale;
(xxii)    Liens on the Equity Interests of any Unrestricted Subsidiary and the proceeds thereof securing Non-Recourse Indebtedness of such Unrestricted Subsidiary;
(xxiii)    Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided such Liens shall not exceed the amount of such premiums so financed;
(xxiv)    Liens on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(xxv)    Liens on Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the foregoing assets and any proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;
(xxvi)    Liens on the Collateral securing Permitted Incremental Equivalent Debt, Permitted External Refinancing Debt or any Permitted Refinancing thereof;
(xxvii)    additional Liens of the Borrower or any Restricted Subsidiary not otherwise permitted by this Section 6.01 so long as the aggregate outstanding principal amount of the obligations secured thereby (determined as of the date such Lien is incurred) does not exceed the greater of (x) $75,000,000 and (y) 15% of Consolidated EBITDA (determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein) of the Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01 in the aggregate for all such Liens at any time;
(xxviii)    Liens in any cash collateral or restricted accounts (containing only cash or cash equivalent securities, including securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof, including, without limitation, GNMA, FNMA or FHLMC mortgage backed securities) securing any Interest Rate Protection Agreement permitted under the Credit Documents; ~~and~~
(xxix)    Liens on cash, Cash Equivalents and restricted accounts containing cash and Cash Equivalents in connection with the defeasance,

discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is permitted hereunder~~.~~; and
(xxx)    Liens in connection with or pursuant to the Escrow Agreement (as defined in the RSA).
In connection with the granting of Liens of the type described in clauses (iii), (vi), (vii), (xiv), (xviii), (xix), (xx), (xxi), (xxv), (xxviii) and (xxix) of this Section 6.01 by the Borrower of any of the Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith without approval of any Lender (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).
Section 6.02. Consolidation, Merger, Sale of Assets, Etc. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or consummate any merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than sales of inventory in the ordinary course of business), or consummate any sale-leaseback transactions with any Person, except that~~:~~ the following shall be permitted, in each case, so long as, in the case of each of the following constituting an Asset Sale, Disposition of Bulk MSR or Non-Core Asset Sale, the Net Sale Proceeds therefrom are applied pursuant to Section 2.13(c):
(i)    Capital Expenditures made in the ordinary course of business shall be permitted;
(ii)    the Borrower and the Restricted Subsidiaries may liquidate or otherwise dispose of obsolete or worn-out property in the ordinary course of business;
(iii)    Investments may be made to the extent permitted by Section 6.05;
(iv)    the Borrower and the Restricted Subsidiaries may sell assets(provided that any sale of less than all the capital stock or other Equity Interests of any Restricted Subsidiary in accordance with this clause (iv) shall be deemed to be an Investment by the Borrower or the applicable Restricted Subsidiary in the capital stock or other Equity Interests not so sold in an amount equal to the Fair Market Value of such capital stock or other Equity Interests and upon such sale the Borrower or such Restricted Subsidiary shall be deemed to have made an Investment in the applicable Subsidiary pursuant to Section 6.05(ix)(C) in an amount equal to all Investments in such Subsidiary outstanding at such time), so long as (v) no Default or Event of Default then exists or would result therefrom (including as a result of any such deemed investment), (w) the Borrower or the respective Restricted Subsidiary receives at least Fair Market Value~~,~~ and (x) the consideration received by the Borrower or such Restricted

Subsidiary consists of at least 75% cash or Cash Equivalents and is paid at the time of the closing of such sale; ~~provided that, solely for the purposes of this clause (x), up to $50,000,000 in the aggregate of Designated Non-Cash Consideration for all asset sales received by the Borrower or such Restricted Subsidiary after the Closing Date and not disposed of (and without giving effect to any subsequent change in value thereof), shall be deemed to be cash, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.13(c) and (z) the aggregate amount of the cash and non-cash proceeds received from all assets sold pursuant to this clause (iv) shall not exceed the greater of (x) $100,000,000 and (y) 20% of Consolidated EBITDA (determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein) of the Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01 in any fiscal year of the Borrower (for this purpose, using the Fair Market Value of property other than cash); provided that clause (z) shall not apply to any such sale if, after giving effect to such sale, the Total Net Leverage Ratio, on a Pro Forma Basis, is less than 3.00 to 1.00;~~
(v)    the Borrower and each of the Restricted Subsidiaries may lease(as lessee) or license (as licensee) real or personal property in the ordinary course of business (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 6.04(iv));
(vi)    the Borrower and each of the Restricted Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;
(vii)    the Borrower and each of the Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any Restricted Subsidiary;
(viii)    the Borrower or any Restricted Subsidiary may convey, sell or otherwise transfer all or any part of its business, properties and assets to the Borrower or to any Wholly-Owned Domestic Restricted Subsidiary which is a Subsidiary Guarantor;
(ix)    any Restricted Subsidiary that is a Subsidiary Guarantor may merge or consolidate with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Restricted Subsidiary which is a Subsidiary Guarantor, so long as (A) in the case of any such merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation and (B) in all other cases, a Subsidiary Guarantor is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation;
(x)    any Restricted Subsidiary that is not a Subsidiary Guarantor (other than a Non-Recourse Entity) may convey, sell, lease or otherwise dispose of all or any part of its property or assets to, or merge or consolidate with and into, or be dissolved or liquidated into, the Borrower or any other Restricted Subsidiary, in each case so long as (A) no Event of Default shall result therefrom, (B) in the case of any such merger, consolidation, dissolution or liquidation involving the Borrower, the Borrower is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation and (C) in the case of any such merger, consolidation, dissolution or liquidation involving a Subsidiary Guarantor (but not involving the Borrower), such Subsidiary Guarantor is the surviving or continuing entity of any such merger, consolidation, dissolution or liquidation;
(xi)    Permitted Acquisitions may be consummated in accordance with the requirements of Section 6.05(xii);
(xii)    the Borrower and the Restricted Subsidiaries may liquidate or otherwise dispose of Cash Equivalents in the ordinary course of business for cash or Cash Equivalents;
(xiii)    sales, contributions, assignments or other transfers in the ordinary course of business and for Fair Market Value of Servicing Advances or Residential Mortgage Loans pursuant to the terms of Permitted Funding Indebtedness or Non-Recourse Indebtedness shall be permitted;
(xiv)    to the extent that any MSR Lender which is a Government Sponsored Entity exercises its MSR Call Option, the Borrower or the applicable Restricted Subsidiary may sell the MSR subject to such MSR Call Option ~~so long as the Net Sale Proceeds therefrom are applied in accordance with Section 2.13(c)~~;
(xv)    Green Tree SerVertis Acquisition LLC or a similarly structured Restricted Subsidiary may acquire Residential Mortgage Loans for the sole purpose of, simultaneously with such acquisition, assigning (and may assign) all of its right, title and interest in such Residential Mortgage Loans to either (x) a trust or other securitization entity or a similarly structured entity created on behalf of the Permitted Funds or a similarly structured entity or (y) any Affiliate of the Permitted Funds or a similarly structured entity (other than the Borrower or any Restricted Subsidiary), including without limitation, SerVertis REO LLC, a Delaware limited liability company, provided that such acquisition is funded solely with cash or other proceeds received, either directly or indirectly, by Green Tree SerVertis Acquisition LLC or such other similarly structured Restricted Subsidiary from the Permitted Funds or any Affiliate of the Permitted Funds or a similarly structured entity (other than the Borrower or any Restricted Subsidiary);

(xvi)    sales, contributions, assignments or other transfers (in one or more transactions) for Fair Market Value of Servicing Advances, Residential Mortgage Loans or MSR or any parts thereof (a) in the ordinary course of business, (b) in connection with the transfer or termination of the related MSRs or (c) in connection with Excess Spread Sales in the ordinary course of business shall be permitted;
(xvii)    sales, contributions, assignments or other transfers in the ordinary course of business and for Fair Market Value of Servicing Advances, Residential Mortgage Loans or MSRs to Securitization Entities and Warehouse Facility Trusts in connection with Securitizations or Warehouse Facilities shall be permitted;
(xviii)    sales, contributions, assignments or other transfers of Investments or other assets and disposition or compromise of loans or other receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for loans serviced and/or originated by the Borrower or any of the Restricted Subsidiaries shall be permitted;
(xix)    the modification of any loans owned by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business shall be permitted;
(xx)    sales, contributions, assignments or other transfers of Securitization Assets in the ordinary course of business and for Fair Market Value by the Borrower or any of the Restricted Subsidiaries in connection with the origination, acquisition, securitization and/or sale of loans that are purchased, insured, guaranteed, or securitized shall be permitted;
(xxi)    sales, contributions, assignments or other transfers in the ordinary course of business of MSRs in connection with MSR Facilities and Warehouse Facilities and of REO Assets shall be permitted;
(xxii)    sales, contributions, assignments or other transfers of Residual Interests after the Amendment No. 3 Effective Date in the ordinary course of business and for Fair Market Value shall be permitted; provided that the Fair Market Value of Residual Interests sold, contributed, assigned or otherwise transferred pursuant to this clause (xxii) shall not exceed $~~125~~60,000,000 in the aggregate;
(xxiii)    sales or other transfers of a minority interest in any Investment otherwise permitted under Section 6.05; provided that ~~(x)~~ the majority interests in such Investment shall also be concurrently sold or transferred on the same terms and the holder or holders of such majority interests shall have required such sale or disposition of such minority interest pursuant to the exercise of any applicable drag-along rights ~~and (y) the Net Sale Proceeds from the sale or transfer of such minority interest are applied in accordance with Section 2.13(c)~~;
(xxiv)        the Borrower and each Restricted Subsidiary may contribute assets to any joint venture in exchange for Equity Interests in such joint venture; provided (x) such transaction is on an arm’s length basis, (y) the Borrower or such Restricted Subsidiary, as applicable, receives fair value for the assets so contributed and (z) such contributions shall constitute, on the date of such contribution, an Investment by the Borrower or such Restricted Subsidiary, as applicable, in an amount equal to the fair market value of the assets so contributed; provided further, that such contributions may only be made to the extent permitted by Section 6.05;
(xxv)    sales, contributions, assignments or other transfers of any assets or rights required or advisable as a result of statutory or regulatory changes as determined in good faith by the senior management of the Borrower~~, in each case so long as the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.13(c); and~~;
(xxvi)    sales, contributions, assignments or other transfers of Equity Interests of an Unrestricted Subsidiary~~.~~; and
(xxvii)    sales, contributions, assignments or other transfers of the RMS Business; provided that the Borrower will deliver or cause to be delivered an opinion stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view from an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.
For the avoidance of doubt, any sale, contribution, assignment or other transfer otherwise permitted pursuant to Section 6.02(xiii), (xvi) or (xvii) shall not be deemed to be for less than Fair Market Value solely because such sale, contribution, assignment or transfer was made at a discount to par.
To the extent the Required Lenders waive the provisions of this Section 6.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.02 (other than to the Borrower or a Restricted Subsidiary), such Collateral shall be sold free and clear of the Liens created by the Security Documents and, in the case of the sale of all of the Equity Interests of a Subsidiary Guarantor permitted by this Section 6.02 (other than to the Borrower or a Restricted Subsidiary), such Subsidiary Guarantor shall be released from the Subsidiaries Guaranty, and the Administrative Agent and the Collateral Agent shall be authorized without any further action on behalf of any Lender or other Secured Creditor to take any actions deemed appropriate in order to effect the foregoing release.
Section 6.03. Dividends. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, authorize, declare or pay any Dividends with respect to the Borrower or any Restricted Subsidiary, except that:
(i)    any Restricted Subsidiary may pay Dividends to the Borrower or to any Wholly-Owned Domestic Restricted Subsidiary and any Subsidiary of the Borrower that is not a Credit Party may pay Dividends to any Wholly-Owned Restricted Subsidiary;
(ii)    any Non-Wholly-Owned Restricted Subsidiary may pay Dividends to its shareholders, members or partners generally so long as the Borrower or a Restricted Subsidiary which owns the Equity Interests in the Restricted Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Restricted Subsidiary paying    such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Restricted Subsidiary);
(iii)    the Borrower may redeem, repurchase or otherwise acquire for value, outstanding shares of its Qualified Equity Interests (or options or warrants to purchase its Qualified Equity Interests) following the death, disability or termination of employment of officers, directors or employees of the Borrower or any Restricted Subsidiary, provided that (x) the aggregate amount of all Dividends paid or made pursuant to this clause (iii) shall not exceed $10,000,000 in any fiscal year of the Borrower and (y) at the time of any Dividend permitted to be made pursuant to this clause (iii), no Default or Event of Default shall then exist or would result therefrom;
(iv)    the Borrower may pay Dividends on its Qualified Equity Interests solely through the issuance of additional shares of Qualified Equity Interests of the Borrower (but not in cash), provided that in lieu of issuing additional shares of Qualified Equity Interests as Dividends, the Borrower may increase the liquidation preference of the shares of Qualified Equity Interests in respect of which such Dividends have accrued;
(v)    [reserved]; and
(vi)    [reserved].
~~(v)    the Borrower may pay cash Dividends so long as (A) the aggregate amount of Dividends paid pursuant to this clause (v), plus the aggregate amount of payments made pursuant to clause (x) of Section 6.15, does not exceed $25,000,000 in any fiscal year of the Borrower; provided that any unused portion of this basket may be utilized in any succeeding fiscal year~~

~~of the Borrower and (B) no Default or Event of Default then exists or would result therefrom; and~~
~~(vi)     the Borrower may pay additional cash Dividends pursuant to this clause (vi) in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such Dividend) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the Total Leverage Ratio at the time of such Dividend, determined on a Pro Forma Basis, is no greater than 3.00 to 1.00 and (C) prior to the payment of such Dividend, the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying compliance with preceding sub-clauses (A) and (B) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (B).~~
Section 6.04. Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:
(i)    Indebtedness incurred pursuant to this Agreement and the other Credit Documents;
(ii)    Existing Indebtedness outstanding on the Closing Date and listed on Schedule 6.04 (as reduced by any permanent repayments of principal thereof) and in respect of any Continuing Letter of Credit and, in each case, any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding (or, in the case of a revolving line of credit, the amount committed on the Closing Date (as reduced by any permanent commitment reductions thereunder)) at the time of any such extension, renewal or refinancing, and neither the final maturity nor the Weighted Average Life to Maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon;
(iii)    Indebtedness of the Borrower and the Restricted Subsidiaries under Interest Rate Protection Agreements or Other Hedging Agreements, so long as the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;
(iv)    Indebtedness of the Borrower and the Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in Section 6.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:
(i)    the Borrower and the Restricted Subsidiaries may acquire and hold accounts or notes receivables owing to any of them, if created or acquired in the ordinary course of business;
(ii)    the Borrower and the Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;
(iii)    ~~Investments in Persons that are not Credit Parties (other than Unrestricted Subsidiaries) in an aggregate amount not to exceed the Non-Credit Party Investment Amount available at such time~~[reserved];
(iv)    the Borrower and the Restricted Subsidiaries may acquire and own REO Assets and other investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(v)    the Borrower and the Restricted Subsidiaries may make loans and advances to their officers and employees in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $3,500,000 at any time outstanding;
(vi)    the Borrower and the Restricted Subsidiaries may acquire and hold obligations of their officers and employees in connection with such officers’ and employees’ acquisition of shares of Qualified Equity Interests of the Borrower (so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary in connection with the acquisition of such obligations);
(vii)    the Borrower and the Restricted Subsidiaries may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted by Section 6.04(iii);
(viii)    (A) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another and (B) any Restricted Subsidiary which is not a Credit Party may make intercompany loans and advances to the Borrower or a Wholly-Owned Restricted Subsidiary (such intercompany loans and advances referred to in preceding clauses (A) and (B), collectively, the “Intercompany Loans”), provided that (v) each Intercompany Loan made by a Credit Party shall be evidenced by an Intercompany Note, (w) each such Intercompany Note owned or held by a Credit Party shall be pledged to the Collateral Agent pursuant to the Pledge Agreement, (x) each Intercompany Loan made by any Restricted Subsidiary that is not a Credit Party to a Credit Party shall be subject to the subordination provisions contained in the Intercompany Subordination Agreement and (y) any Intercompany Loans

made to any Subsidiary Guarantor or any Wholly-Owned Restricted Subsidiary pursuant to this clause (viii) shall cease to be permitted by this clause (viii) if such Subsidiary Guarantor or Wholly-Owned Restricted Subsidiary, as the case may be, ceases to constitute a Subsidiary Guarantor that is a Wholly-Owned Domestic Restricted Subsidiary or a Wholly-Owned Restricted Subsidiary, as the case may be;
(ix)    (A) the Borrower and any Subsidiary Guarantor may make capital contributions to, or acquire Equity Interests of, any Subsidiary Guarantor which is a Wholly-Owned Restricted Subsidiary~~,~~ and (B) any Restricted Subsidiary which is not a Credit Party may make capital contributions to, or acquire Equity Interests of, any other Wholly-Owned Restricted Subsidiary, and may capitalize or forgive any Indebtedness owed to it by a Wholly-Owned Restricted Subsidiary ~~and (C) the Borrower and any Restricted Subsidiary may make Investments in any Subsidiary that is not a Credit Party; provided that the aggregate amount of Investments made (or deemed pursuant to Section 6.02(iv) to have been made) at any time after the Closing Date pursuant to the preceding subclause (C) shall not exceed the Non-Credit Party Investment Amount at such time;~~;
(x)    the Borrower and the Restricted Subsidiaries may own the EquityInterests of their respective Restricted Subsidiaries created or acquired in accordance with the terms of this Agreement (so long as all amounts invested in such Restricted Subsidiaries are independently justified under another provision of this Section 6.05);
(xi)        Contingent Obligations permitted by Section 6.04, to the extent constituting Investments;
(xii)        the Borrower or any Restricted Subsidiary may acquire all or substantially all the assets of a Person or line of business or business unit of such Person, or not less than the majority of the Equity Interests of a Person (referred to herein as the “Acquired Entity”; and any acquisition of an Acquired Entity meeting all the criteria of this Section 6.05(xii) being referred to herein as a “Permitted Acquisition”)); provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed acquisition or immediately after giving effect thereto, (B) calculations are made by the Borrower for the respective Calculation Period on a Pro Forma Basis as if the respective acquisition (as well as all other Subject Transactions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that the Total Leverage Ratio of the Borrower as of the last day of such Calculation Period does not exceed the applicable ratio for such period set forth in the definition of Incurrence Total Leverage Ratio, (C) in the case of any acquisition with respect to which the aggregate consideration (including any Indebtedness that is assumed by the Borrower or any Restricted Subsidiary following such acquisition and any

Non-Recourse Entity) in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (xxiii) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed the greater of (x) $75,000,000 and (y) 25% of Consolidated EBITDA (determined on a Pro Forma Basis in accordance with the definition of “Pro Forma Basis” contained herein) of the Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.01;
(xxiv) Investments in UFG Holdings LLC (or any successor thereof) in an amount not to exceed $15,000,000 at any time and (B) Investments in Walter Capital Opportunity Corp., Walter Capital Opportunity, GP, LLC and/or Walter Capital Opportunity, LP (or any successor of any of the foregoing) in an amount not to exceed $20,000,000 at any time; ~~and~~
(xxv)    Investments by the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth on Schedule 6.05~~.~~; and
(xxvi)    Investments in connection or resulting from sales, contributions, assignments or other transfers pursuant to Section 6.02(xxvii).
The amount, as of any date of determination, of (i) any Investment in the form of a loan, advance or extension of credit shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by the applicable investor representing a payment or prepayment of in respect of principal of such Investment, but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan, advance or extension after the date of such loan, advance or extension, (ii) any Investment in the form of a guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer or capital contribution, minus any payments actually received by such investor representing a return of capital of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition of any Equity Interests, bonds, notes, debentures, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), minus the amount of any portion of such Investment that has

Subsidiaries to, directly or indirectly, voluntarily or optionally prepay, repurchase, redeem or otherwise optionally or voluntarily satisfy or defease, or make any payment in violation of any subordination terms of, whether in cash, property, securities or a combination thereof, or otherwise acquire for consideration (including as a result of any asset sale, change of control or similar event or any purchase or assignment pursuant to any provision similar to Section 9.04(l) hereunder), or set apart any sum for the aforesaid purposes (it being agreed that any payment in cash in connection with the conversion or exchange of any Convertible Notes or any Permitted Refinancing thereof shall be deemed to be a voluntary prepayment thereof for purposes hereof), any Indebtedness constituting Senior Unsecured Notes, Convertible Notes, Permitted Incremental Equivalent Debt, Permitted External Refinancing Debt or any Permitted Refinancing thereof, except (v) pursuant to a Permitted Refinancing thereof~~,~~ and (w) the conversion or exchange of any such Indebtedness to or for Qualified Equity Interests of the Borrower~~, (x) additional payments so long as (A) the aggregate amount of payments made pursuant to this clause (x), plus the aggregate amount of Dividends paid pursuant to Section 6.03(v), does not exceed $25,000,000 in any fiscal year of the Borrower; provided that any unused portion of this basket may be utilized in any succeeding fiscal year of the Borrower and (B) no Default or Event of Default then exists or would result therefrom, (y) additional payments in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such payment) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the Total Leverage Ratio at the time of and immediately after giving effect to such payment, determined on a Pro Forma Basis, is not (1) greater than 3.00 to 1.00 or (2) in the case of any payment of cash by the Borrower or any Restricted Subsidiary to a holder of Convertible Notes upon conversion or exchange of such Convertible Notes or in connection with the right of a holder of Convertible Notes to require the Borrower to repurchase such Convertible Notes, greater than 3.50 to 1.00, and (C) prior to the making of such payment, the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying compliance with preceding sub-clauses (A) and (B) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (B) and (z) additional payments so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the Total Leverage Ratio at the time of and immediately after giving effect to such payment, determined on a Pro Forma Basis, is no greater than 1.75 to 1.00, (C) after giving effect to such payment, the Aggregate Revolving Credit Exposure shall not exceed 25.0% of the Total Revolving Credit Commitments at such time and (D) prior to the making of such payment, the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying compliance with preceding sub-clauses (A), (B) and (C) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (B).~~.

Bank and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.
Section 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b)    Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and with notice to the Administrative Agent and, in the case of any assignment of a Revolving Credit Commitment, the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided, however, that (i) (A) in the case of an assignment of a Revolving Credit Commitment, each Issuing Bank must also give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (B) the consent of the Borrower (1) shall not be required to any such assignment made (x) to another Lender, an Affiliate of a Lender or a Related Fund of a Lender, (y) in connection with the initial syndication of the Credit Facilities to institutions previously identified to the Borrower and acceptable to the Borrower or (z) after the occurrence and during the continuance of any Event of Default and (2) shall be deemed to have been given if the Borrower has not responded with five Business Days of a request for such consent), (C) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 in the case of Term Loans and in an integral multiple of $500,000 and not less than $2,500,000 in the case of Revolving Credit Commitments (or, if less, the entire remaining amount of such Lender’s Commitment or Loans of the relevant Class); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent or in connection with assignments contemplated by the RSA, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (C) the assignee (other than the Borrower in connection with assignments contemplated by Section 9.04(l)), if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Restricted Subsidiary or the performance or observance by the Borrower or any Restricted Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) [reserved]; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(e)    Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (~~unless the~~if applicable to such assignee ~~shall already be a Lender hereunder~~), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrower and each Issuing Bank to such assignment and any applicable forms described in Section 2.20(e), the Administrative Agent shall promptly (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. ~~No~~Except with respect to assignments to the Borrower pursuant to

Section 9.04(l) (including those contemplated by the RSA), no assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).
(f)    Each Lender may without the consent of the Borrower, any Issuing Bank or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(e) (it being understood that the documentation required under Section 2.20(e) shall be delivered to the participating Lender)) to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing any Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.02) or all or substantially all of the Collateral). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant's interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower, the Lenders and the Administrative Agent shall treat each Person whose name is recorded account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.
(j)    The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
(k)    In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, any Issuing Bank shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then such Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder.
(l)    ~~So long as no Default or Event of Default has occurred or is continuing or would result therefrom, a~~Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to the Borrower on a non-pro rata basis through (x) Dutch Auctions open to all Lenders or open market purchases, in each case subject to the following limitations and other provisions:

~~(i)~~	~~[reserved];~~

(i)    other than with respect to assignments contemplated by the RSA, no Event of Default has occurred and is continuing at the time such assigned is entered into or would result therefrom;
(ii)    the Borrower will not be entitled to receive, and will not receive, information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in, and will not attend or participate in, meetings or conference calls attended solely by the Lenders and the Administrative Agent;
(iii)    no proceeds of any Revolving Loans may be used to directly or indirectly fund any such purchase or assignment;
(iv)    any Term Loans purchased by the Borrower shall be automatically and permanently cancelled immediately upon acquisition by the Borrower;
(v)    notwithstanding anything to the contrary contained herein(including in the definitions of “Consolidated Net Income” and “Consolidated EBITDA”) any noncash gains in respect of “cancellation of indebtedness” resulting from the cancellation of any Term Loans purchased by the Borrower shall be excluded from the determination of Consolidated Net Income and Consolidated EBITDA;
(vi)    the cancellation of Term Loans in connection with a Dutch Auction or open market purchases shall not constitute a voluntary or mandatory prepayment for purposes of Section 2.12 or Section 2.13, but the face amount of Term Loans cancelled as provided for in clause (iv) above shall be applied on a pro rata basis to the remaining scheduled installments of principal due in respect of the Term Loans;
(vii)    the Borrower shall represent and warrant as of the date of any such purchase and assignment that neither the Borrower nor any of its officers has any material non-public information with respect to the Borrower or any of its Subsidiaries or securities that has not been disclosed to the assigning Lender (other than because such assigning Lender does not wish to receive material non-public information with respect to the Borrower and its Subsidiaries or securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to a Term Lender’s decision to assign Term Loans to the Borrower; provided that any open market purchases or Dutch Auctions consummated as contemplated by the terms of the RSA shall not be subject to the foregoing requirement;
(viii)    after giving effect to any purchase or assignment of Term Loans pursuant to this Section 9.04(l), the sum of (x) the excess of the Revolving Credit Commitments over the Aggregate Revolving Credit Exposure as of such date and (y) the aggregate amount of all Unrestricted cash and Cash Equivalents of the

Borrower and the Restricted Subsidiaries as of such date shall not be less than $15,000,000; and
(ix)    at the time of the consummation of each purchase and assignment of Term Loans pursuant to this Section 9.04(l), the Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Officer as to compliance with the preceding clauses (iii), (vii) and (viii); provided that each purchase and assignment contemplated by the terms of the RSA shall not be subject to the foregoing requirement.
Section 9.05.    Expenses; Indemnity.    (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lead Arranger and each Related Party of any of the foregoing Persons in connection with the syndication of the Credit Facilities and the preparation, execution, delivery and administration of this Agreement and the other Credit Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) (but limited, with respect to legal expenses, to the reasonable and documented fees, disbursements and other charges of one single firm of primary counsel, one single firm of special counsel and one firm of additional local counsel for each applicable jurisdiction) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lead Arranger, each Lender and each Related Party of any of the foregoing Persons in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents or in connection with the Loans made or Letters of Credit issued hereunder or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (but limited, with respect to legal expenses, to the reasonable and documented fees, disbursements and other charges of one single firm of primary counsel, one firm of special counsel and one firm of additional local counsel for each applicable jurisdiction to the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lead Arranger, taken as a whole, and one additional single firm of primary counsel and one firm of additional local counsel for each applicable jurisdiction to the Lenders, taken as a whole).
(b)    The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lead Arranger, each Lender, each Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, penalties, claims, damages, liabilities, obligations, fines and related expenses, including reasonable counsel fees, charges and disbursements (but limited, with respect to legal expenses, to the reasonable and documented fees, disbursements and other charges of one single firm of primary counsel, one firm of special counsel and one additional firm of local counsel for each applicable jurisdiction for all similarly situated Indemnitees (it being agreed that, in the case of any actual or perceived conflict of interest between or among any Indemnitees, such Indemnitees shall be deemed not to be similarly situated and each